                                                                     Exhibit 5.1

                                David Goldberg
                          Vice President and Counsel
                            PS Business Parks, Inc.
                              701 Western Avenue
                        Glendale, California 91201-2397


                                 May 27, 1998



PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201-2397

Gentlemen:

         As Vice President and Counsel of PS Business Parks, Inc. (the "Company"), I have examined the Company's Registration Statement on Form S-3 (File No. 333-50463) which was declared effective by the Securities and Exchange Commission on May 15, 1998 (the "Registration Statement") and the prospectus which is a part thereof (the "Prospectus"), which relates to the offer and sale of up to $500,000,000 stated amount of (i) shares of preferred stock, par value $.01 per share (the "Preferred Shares"), (ii) depositary shares (the "Depositary Shares") representing a fractional interest in a Preferred Share, (iii) shares of equity stock, par value $.01 per share (the "Equity Shares"), (iv) shares of common stock, par value $.01 per share (the "Common Shares") and (v) warrants (the "Warrants").

         I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Preferred Shares, the Depositary Shares, the Equity Shares, the Common Shares and the Warrants in the manner set forth in the Registration Statement. I have also examined the Company's Restated Articles of Incorporation and Restated Bylaws and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

         This opinion is rendered in connection with the proposed public offering of 1,025,800 Common Shares (the "Shares") as described in the Prospectus Supplement of the Company dated May 27, 1998 (the "Prospectus Supplement").

         It is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

         2. The Shares, when issued and delivered in the manner and on the terms described in the Prospectus and the Prospectus Supplement and payment of the agreed consideration therefor has been received by the Company, will be legally issued, fully paid and nonassessable.

         I hereby consent to the reference to me under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to this Current Report on Form 8-K.

                                               Very truly yours,

                                               /s/ DAVID GOLDBERG

                                               DAVID GOLDBERG